================================================================================

                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement        [_]  Confidential, for Use of the
                                             Commission Only (as permitted by
                                             Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                        PROVIDIAN FINANCIAL CORPORATION
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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     (4) Proposed maximum aggregate value of transaction:

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



     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (4) Date Filed:

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

Providian Financial Corporation                                [PROVIDIAN
201 Mission Street                                              FINANCIAL
San Francisco, CA 94105                                         LOGO]

(415) 543-0404

March 31, 1998

Dear Stockholder:

  You are cordially invited to attend the Annual Meeting of Stockholders of Providian Financial Corporation to be held at 10:00 a.m., Pacific Time, on Wednesday, May 6, 1998, in the Embassy Room of the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California. Your Board of Directors and management look forward to personally greeting those stockholders able to attend.

  This year you are being asked to consider and vote upon the election of three directors, adoption of the Company's 1997 Employee Stock Purchase Plan, and ratification of the appointment of independent auditors. These matters are discussed in greater detail in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement.

  Your Board of Directors unanimously believes that the three items proposed by the Board are in the best interests of the Company and its stockholders and, accordingly, recommends a vote FOR each of the proposals.

  Regardless of the number of shares you own or whether you plan to attend, it is important that your shares are represented and voted at the meeting. You are requested to sign, date and mail the enclosed proxy promptly.

  If you have any questions or comments about matters discussed in the Proxy Statement, we'd be happy to hear from you. Please call our Investor Relations Department at (415) 543-0404.

  We look forward to seeing you at the Annual Meeting.

Sincerely,

/s/ Shailesh J. Mehta
---------------------
Shailesh J. Mehta
Chairman, President and Chief Executive Officer

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To the Holders of Common Stock
of Providian Financial Corporation:

  The Annual Meeting of Stockholders of Providian Financial Corporation (the "Company") will be held at 10:00 a.m., Pacific Time, on Wednesday, May 6, 1998, in the Embassy Room of the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, for the following purposes:

  (1) To elect three directors to serve until the 2001 Annual Meeting of Stockholders or until their earlier retirement, resignation or removal;

  (2) To approve the adoption of the Company's 1997 Employee Stock Purchase
      Plan;

  (3) To ratify the appointment of Ernst & Young LLP as the Company's independent auditors for 1998; and

  (4) To transact such other business as may properly come before the meeting.

  The Board of Directors has fixed the close of business on March 16, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The Proxy Statement and form of proxy for the Annual Meeting are first being mailed to stockholders with and on the date of this notice.

  The Company's Annual Report to Stockholders for the fiscal year ended December 31, 1997 is enclosed. The Annual Report contains financial and other information about the activities of the Company, but it is not to be deemed a part of the proxy soliciting materials.

By Order of the Board of Directors
Ellen Richey
Executive Vice President, General Counsel and Secretary
Providian Financial Corporation

San Francisco, California
March 31, 1998

                        PROVIDIAN FINANCIAL CORPORATION
                              201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105

                                PROXY STATEMENT

GENERAL INFORMATION

  The Board of Directors of Providian Financial Corporation (the "Company") is soliciting proxies to be voted at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 10:00 a.m., Pacific Time, on Wednesday, May 6, 1998, in the Embassy Room of the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California, and at any adjournment or postponement thereof. The Company is first sending this Proxy Statement and accompanying proxy to stockholders on or about March 31, 1998.

  On June 10, 1997 (the "Distribution Date"), Providian Corporation distributed all of the then outstanding shares of the Company's common stock (the "Spinoff") to its stockholders of record on the Distribution Date. As a result of the Spinoff, Providian Corporation fully divested its ownership of the Company and the Company became a publicly owned company. This is the Company's first solicitation of proxies since the Spinoff.

VOTING RIGHTS AND QUORUM

  The Board of Directors has fixed the close of business on March 16, 1998 (the "Record Date") as the record date for determining stockholders entitled to receive notice of, and to vote at, the Annual Meeting. On the Record Date, there were 95,151,043 shares of the Company's common stock, par value $.01 per share (the "Common Stock"), outstanding. For each share of Common Stock held on the Record Date, a stockholder is entitled to one vote on each matter to be voted upon at the Annual Meeting. A majority of such shares of Common Stock present in person or by proxy will constitute a quorum for the transaction of business at the Annual Meeting.

  Each share of Common Stock represented at the Annual Meeting by a properly executed proxy will be voted according to the instructions indicated on the proxy. IF NO INSTRUCTIONS ARE INDICATED, SUCH SHARES OF COMMON STOCK WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTOR,FOR THE ADOPTION OF THE COMPANY'S 1997 EMPLOYEE STOCK PURCHASE PLAN AND FOR THE RATIFICATION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS. A stockholder may revoke a proxy by giving written notice of revocation to the Secretary of the Company or submitting a later-dated proxy at any time before the voting, or by voting in person at the Annual Meeting.

VOTES REQUIRED

  Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector of election appointed for the Annual Meeting, who also will determine whether or not a quorum is present. The inspector of election will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum, but as unvoted for purposes of determining the approval of any matter submitted to the stockholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will be considered as present but not entitled to vote with respect to that matter.

  Election of directors requires a plurality of the votes of the shares present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Approval of all other matters submitted to a vote of the stockholders at the Annual Meeting requires the affirmative vote of a majority of shares present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters.

PROXY SOLICITATION

  The Company will bear the expense of soliciting proxies. In addition to the use of the mails, proxies may be solicited personally or by telephone or other means of communication. The Company has retained D. F. King & Co., Inc. to help solicit proxies for a fee of $5,000 plus out-of-pocket costs and expenses.

        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

  The following table sets forth, as of March 16, 1998, information regarding ownership of the outstanding shares of Common Stock by any entity or person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, and is based on Schedule 13G filings made by such entities or persons as of December 31, 1997:

                                       AMOUNT AND NATURE OF     PERCENT OF
 NAME AND ADDRESS OF BENEFICIAL OWNER  BENEFICIAL OWNERSHIP COMMON STOCK OWNED
 ------------------------------------  -------------------- ------------------
FMR Corp.; Edward C. Johnson 3d;
 Abigail P. Johnson; and Fidelity
 Management & Research Company(1)
 82 Devonshire Street
 Boston, MA 02109.....................      8,861,300(2)           9.31%
J. P. Morgan & Co. Incorporated(3)
 60 Wall Street
 New York, NY 10260...................      7,178,569(4)           7.54%

--------
(1) According to a Schedule 13G filed with the Securities and Exchange Commission by FMR Corp., Edward C. Johnson 3d and Abigail P. Johnson on February 11, 1998.
(2) FMR Corp. reports sole voting power with respect to 151,915 shares and sole dispositive power with respect to 8,861,300 shares. Each of Edward C. Johnson 3d and Abigail P. Johnson reports sole dispositive power with respect to 8,861,300 shares. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of 8,560,485 shares, or 9.00%, of the Common Stock as a result of acting as an investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. FMR Corp. (through its control of Fidelity), Edward C. Johnson 3d and Fidelity Funds each has sole power to dispose of the 8,560,485 shares owned by Fidelity Funds.
(3) According to a Schedule 13G filed with the Securities and Exchange Commission by J.P. Morgan & Co. Incorporated on February 13, 1998.
(4) J.P. Morgan & Co. Incorporated reports sole voting power with respect to 5,042,994 shares, shared voting power with respect to 7,340 shares, sole dispositive power with respect to 7,156,889 shares, and shared dispositive power with respect to 21,480 shares.

SECURITY OWNERSHIP OF MANAGEMENT

  The number of shares of Common Stock beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table in this Proxy Statement, and directors, nominees and executive officers as a group, as of March 16, 1998, is shown in the following table, except that Common Stock dividends reinvested on the March 16, 1998 dividend payment date are not included. For purposes of this disclosure, shares are considered to be "beneficially" owned if the person has or shares the power to vote or direct the voting of shares, the power to dispose of or direct the disposition of the shares, or the right to acquire beneficial ownership (as so defined) within 60 days after the Record Date. Subject to applicable community property laws and shared voting or investment power with a spouse, each individual has sole investment and voting power with respect to the shares set forth in the table that follows unless otherwise noted.

                                                                    PERCENT OF
NAME OF DIRECTOR OR EXECUTIVE            AMOUNT AND NATURE OF      COMMON STOCK
OFFICER                             BENEFICIAL OWNERSHIP (1)(2)(3)    OWNED
-----------------------------       ------------------------------ ------------
Shailesh J. Mehta..................            628,407                    *
John M. Cranor III.................             10,413                    *
Christina L. Darwall(4)............                  0                    *
James V. Elliott...................             17,289(5)                 *
Lyle Everingham....................             11,834(6)                 *
J. David Grissom...................             26,610(7)                 *
F. Warren McFarlan.................              8,616(8)                 *
Ruth M. Owades(4)..................                500                    *
Larry D. Thompson..................              6,975                    *
John L. Weinberg...................             28,354                    *
David Alvarez......................             50,835                    *
Seth A. Barad......................             76,970                    *
Ellen Richey.......................             30,092                    *
David B. Smith.....................             60,179                    *
All directors, nominees and execu-
 tive officers as a group
 (15 persons)......................            985,649                 1.04%

--------
  * Less than 1%.
 (1) Includes the following restricted shares granted under the Company's Stock Ownership Plan: Mr. Mehta, 155,035 shares; Mr. Cranor, 1,268 shares; Mr. Elliott, 1,268 shares; Mr. Everingham, 1,268 shares; Mr. Grissom, 1,268 shares; Dr. McFarlan, 1,285 shares; Mr. Thompson, 1,285 shares; Mr. Weinberg, 1,268 shares; Mr. Alvarez, 25,027 shares; Mr. Barad, 27,517 shares; Ms. Richey, 15,027 shares; and Mr. Smith, 27,325 shares.
 (2) Includes the following shares subject to options granted under the Company's 1997 Stock Option Plan which are now exercisable or are exercisable within 60 days after the Record Date: Mr. Mehta, 411,987 shares; Mr. Alvarez, 18,216 shares; Mr. Barad, 43,760 shares; Ms. Richey, 10,155 shares; and Mr. Smith, 19,880 shares.
 (3) Includes the following shares held in an account under the Company's 401(k) Plan as of December 31, 1997 (the latest Plan statement date), over which limited investment power is held: Mr. Mehta, 1,186 shares; Mr. Elliott, 1,454 shares; Mr. Alvarez, 1,628 shares; Mr. Barad, 787 shares; Ms. Richey, 881 shares; and Mr. Smith, 1,571 shares.
 (4) Appointed to fill a vacancy on the Board of Directors to serve for a term beginning April 1, 1998 and expiring in 1999.
 (5) Includes 196 shares held in Mr. Elliott's account under the Commonwealth General Corporation Thrift and Savings Plan as of December 31, 1997 (the latest Plan statement date), over which he holds limited investment power.
 (6) Includes 6,654 shares held in a trust, as to which Mr. Everingham has sole voting and investment power.
 (7) Includes 200 shares owned by Mr. Grissom's spouse, as to which Mr. Grissom disclaims beneficial ownership.
 (8) Includes 600 shares owned by Dr. McFarlan's spouse, as to which Dr. McFarlan disclaims beneficial ownership.

  The Company's Human Resource Committee has established stock ownership guidelines for the Company's non-employee directors and senior officers. The guidelines set certain stock ownership levels for outside directors and senior management to further align their interests with stockholders. The stock ownership levels provided by the guidelines are five times annual retainer for directors; two, three or five times base salary for senior management, depending on the office held; and ten times base salary for the Chief Executive Officer. Restricted stock and vested stock options may be used to satisfy the guidelines, and directors and senior management have a period of four years from the introduction of the guidelines, or their election or appointment, to meet the targeted stock ownership levels.

                       PROPOSAL 1: ELECTION OF DIRECTORS

  The Company's Certificate of Incorporation provides for the classification of the Board of Directors into three classes, with each class of directors serving staggered three-year terms (or a shorter term if a director is filling a vacancy). Three directors are to be elected at the 1998 Annual Meeting to serve for a term of three years expiring in 2001. All nominees have consented to be named and to serve if elected. The Company does not presently know of any reason that would preclude any nominee from serving if elected. If any nominee, for any reason, should become unable or unwilling to stand for election as a director, either the shares of Common Stock represented by all proxies authorizing votes for such nominee will be voted for the election of such other person as the Board of Directors may recommend, or, if the Board of Directors so determines, the number of directors to be elected at the Annual Meeting will be reduced accordingly. All of the nominees, together with Messrs. Cranor and Thompson and Dr. McFarlan, were elected to the Board of Directors effective as of the Distribution Date, and have served continuously on the Board since that time. Irving W. Bailey II resigned as a director, effective December 31, 1997, following his resignation from Aegon USA, Inc. On February 18, 1998, Ruth M. Owades and Christina L. Darwall were elected to the Board of Directors to fill the vacancies created by Mr. Bailey's resignation and by an increase on such date in the number of directors from nine to ten, in each case to serve for a term beginning on April 1, 1998 and expiring in 1999.

  For each of the three nominees, as well as the seven directors whose terms continue after the Annual Meeting, information follows as to age, length of service as a director of the Company, positions and offices with the Company, principal occupations during the past five years and other directorships of publicly-held companies.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE NOMINEES NAMED IN THIS PROPOSAL.

NOMINEES FOR ELECTION AT THE ANNUAL MEETING:

  JAMES V. ELLIOTT, 54
  Director since 1995.
  Attorney at Law. Senior Vice President and General Counsel of Providian Corporation from 1994 to 1997. General Counsel of the Company from 1989 to 1994; Senior Vice President of the Company from 1993 to 1994; responsible for the Company's emerging business operations during 1994.

  LYLE EVERINGHAM, 71
  Director since 1997.
  Retired Chairman and Chief Executive Officer, The Kroger Co.

  J. DAVID GRISSOM, 59
  Director since 1997.
  Chairman, Mayfair Capital, from 1989 to present.

  Other directorships: Churchill Downs, Incorporated, LG&E Energy Corp. and Regal Cinemas, Inc.

DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE IN 1999 ARE:

  JOHN M. CRANOR III, 51
  Director since 1997.
  Chairman of the Board, President and Chief Executive Officer, Long John Silver's Restaurants, Inc., from 1996 to present; President and Chief Executive Officer of KFC Corporation from 1989 to 1994.

  CHRISTINA L. DARWALL, 49
  Director (effective April 1, 1998).
  Executive Director, Harvard Business School California Research Center, from 1997 to present. Member of the Board of Directors and Consultant to ViewStar Corporation from 1986 to 1996; Vice President, Marketing and Business Development of ViewStar Corporation from 1990 to 1992; Member of the Board of Directors, Harvard Business School Publishing Corporation, 1995 to present.

  RUTH M. OWADES, 49
  Director (effective April 1, 1998).
  President and Chief Executive Officer, Calyx & Corolla from 1988 to present.

  Other directorships: DM Management Co.

  JOHN L. WEINBERG, 73
  Director since 1997.
  Senior Chairman, Goldman Sachs & Co.(/1/), from November 1990 to present; Senior Partner, The Goldman Sachs Group, L.P. and its principal affiliate, Goldman Sachs & Co., until November 1990.

  Other directorships: Knight Ridder, Inc., Champion International Corp. and Tricon Global Restaurants, Inc.

DIRECTORS CONTINUING IN OFFICE WHOSE TERMS EXPIRE IN 2000 ARE:

  SHAILESH J. MEHTA, 48
  Director since 1988.
  Chief Executive Officer of the Company from 1988 to present and Chairman of the Board and President of the Company from June 1997 to present. President and Chief Operating Officer of Providian Corporation from 1994 to June 1997. Executive Vice President of Providian Corporation, and Chairman and Chief Executive Officer of Providian Direct Insurance, a division of Providian Corporation, from 1993 to 1994.

  Other directorships: Hanover Direct, Inc. and MasterCard International Incorporated, U.S. Region.

  F. WARREN MCFARLAN, D.B.A., 60
  Director since 1997.
  Professor of Business Administration, Harvard Business School, from 1973 to present; Senior Associate Dean, Harvard Business School, from 1991 to present; Director of External Affairs, Harvard Business School, from 1995 to present; member of the Harvard University faculty from 1964 to present.

  Other directorships: Pioneer Hi-Bred International, Inc. and Computer Sciences Corporation.

  LARRY D. THOMPSON, 52
  Director since 1997.
  Partner, King & Spalding (/2/), a law partnership, from 1986 to present.


--------
(/1/)Goldman, Sachs & Co. performed investment banking and financial advisory services for the Company during 1997. In the future, Goldman, Sachs & Co. may be called upon to provide similar services for the Company.
(/2/)The Company retained King & Spalding during 1997 to perform certain legal services.

COMMITTEES OF THE BOARD

  The Board has several committees which perform various functions, including those described below.

  The AUDIT COMMITTEE supervises and reviews the Company's risk management and internal controls programs, makes recommendations to the Board of Directors as to appointment of independent auditors, and confers with independent auditors and internal auditors regarding the scope of proposed audits and audit findings, reports and recommendations. In addition, the Committee reviews reports of material actual or threatened litigation, significant changes in accounting practice, the status of tax audits and appeals and annual or operating results which differ significantly from publicly available forecasts. The members of the Audit Committee are Messrs. Thompson (Chair), Elliott and Grissom. The Audit Committee met twice during 1997.

  The HUMAN RESOURCES COMMITTEE reviews and approves the compensation and benefits policies and practices of the Company, except that approval of the salary and bonus of the Chief Executive Officer is reserved to the full Board of Directors. The Human Resources Committee recommends to the Board nominations for directors and the Chief Executive Officer of the Company and is responsible for the appointment of other officers. The Committee also reviews matters related to management succession. In addition, the Committee administers certain employee benefit plans. The Human Resources Committee is comprised of Dr. McFarlan (Chair) and Messrs. Cranor, Everingham and Weinberg. The Human Resources Committee met four times during 1997.

  The ASSET LIABILITY COMMITTEE reviews the Company's capital adequacy, funding, investment, securitization, liquidity and interest rate risk management strategies and policies, periodically monitors management's activities and key measurements in these areas, and makes recommendations to the Board of Directors concerning proposed activities and programs. During 1997, the members of the Asset Liability Committee were Messrs. Bailey (Chair), Cranor and Mehta and Dr. McFarlan. The Asset Liability Committee met twice during 1997.

DIRECTORS' MEETINGS

  During 1997, the Company's Board of Directors held two meetings prior to the Spinoff and three meetings after the Spinoff. Each director attended at least 75 percent of the total number of meetings of the Board, and the total number of meetings held by all committees of the Board, on which he served during the period that he served as a member of the Board or such committees, except Mr. Grissom, who attended 66-2/3% of the total number of such meetings.

DIRECTORS' COMPENSATION

  Directors who also are officers of the Company receive no additional compensation for serving on the Company's Board of Directors. All other directors are paid an annual retainer of $54,000 and an additional $2,000 annually for serving as a committee chair. Directors may elect to receive 25% or more of their total annual retainer in unrestricted Common Stock. Directors who elect to receive all or a portion of their retainer in Common Stock receive an additional award equal to 25% of their total retainer in shares of restricted stock under the Company's Stock Ownership Plan. Such restricted stock vests one-half after three years, and the balance after six years, if the director does not dispose of the related shares of unrestricted Common Stock during such vesting periods. In addition, in 1997, directors other than Mr. Mehta and Mr. Bailey each received an additional 813 shares of restricted stock and options to purchase 10,000 shares of Common Stock which, in each case, vest in equal annual amounts over a three-year period. The Company's directors also are reimbursed for necessary and reasonable expenses incurred in the performance of their duties as directors.

EXECUTIVE COMPENSATION AND OTHER INFORMATION

  The following table presents for the last three fiscal years information with regard to compensation for services rendered in all capacities to the Company by the Chief Executive Officer and the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). Certain of the amounts shown represent payments made to such officers by Providian Corporation.

                          SUMMARY COMPENSATION TABLE

                                        ANNUAL COMPENSATION             LONG TERM COMPENSATION
                                  -------------------------------- ---------------------------------
                                                                            AWARDS           PAYOUTS
                                                                    RESTRICTED   SECURITIES
                                                      OTHER ANNUAL    STOCK      UNDERLYING   LTIP     ALL OTHER
                                                      COMPENSATION AWARD(S)($)  OPTIONS/SARS PAYOUTS  COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR SALARY($) BONUS ($)    ($)(1)    (2)(3)(4)(5)  (#)(6)(7)   ($)(8)  ($)(9)(10)(11)
---------------------------  ---- --------- --------- ------------ ------------ ------------ ------- --------------
SHAILESH J. MEHTA........    1997  771,056  1,125,013   170,136     5,832,263    1,219,694              100,710(12)
 Chairman, CEO               1996  629,327    844,900    28,953       256,647       96,013   181,968     20,318
 and President               1995  528,755    362,900    26,184       156,851       83,088   264,603     16,808

SETH A. BARAD............    1997  284,522    270,032                 928,176       50,000                9,413
 Executive Vice President    1996  245,000    200,000                  49,947       18,464                8,085
                             1995  234,580    130,000                  32,490       17,356                7,741

DAVID B. SMITH...........    1997  285,240    255,036    39,930       918,168      278,020               39,260(13)
 Executive Vice President    1996  229,112    200,000                  71,037       24,003    84,382      7,561
                             1995  226,219    125,000                  60,555       14,525   117,418      6,822

ELLEN RICHEY.............    1997  220,644    202,550       709       524,594       30,000                5,630
 Executive Vice              1996  207,760    150,000                  37,447        9,232               22,930
  President,                 1995  146,571     70,000                  17,463        6,462               17,672
 General Counsel and
 Secretary

DAVID ALVAREZ............    1997  206,840    202,550    11,303       907,719       84,126                6,930
 Executive Vice President    1996  159,644    125,000                  31,196       13,848               20,005
                             1995  131,385     85,000                  21,209        7,939               17,541

--------
(1) Includes amounts reimbursed during the year for payment of taxes and includes above-market interest on deferred compensation paid or payable during the year but deferred at the election of the Named Executive Officer.
(2) Represents the dollar value of restricted stock awarded under the Company's Stock Ownership Plan (the "Providian Financial SOP") after the Spinoff and under Providian Corporation's Stock Ownership Plan (the "Providian Corporation SOP") prior to the Spinoff. Under the Providian Corporation SOP, awards were made in common stock of Providian Corporation, and under the Providian Financial SOP, awards are made in the Company's Common Stock. Restricted stock awarded to the Named Executive Officers under the Providian Corporation SOP vested immediately prior to the Spinoff.
(3) Dividends are paid on restricted stock awards under the Providian Financial SOP at the same rate as paid to all stockholders. On December 31, 1997, on which date the closing price of the Common Stock was $45.1875, the Named Executive Officers held shares of restricted stock (excluding restricted stock awarded in the first quarter of 1998) having a then market value as follows: Mr. Mehta, 115,647 shares, $5,225,799; Mr. Barad, 24,065 shares, $1,087,437; Mr. Smith, 24,065 shares, $1,087,437;
    Ms. Richey, 12,439 shares, $562,087; and Mr. Alvarez, 22,439 shares, $1,013,962.
(4) Includes the following shares of restricted stock awarded under the Providian Financial SOP in the first quarter of 1998 as part of the Company's annual incentive award for 1997, which vest in three equal annual amounts beginning February 15, 1999: Mr. Mehta, 14,388 shares; Mr. Barad, 3,452 shares; Mr. Smith, 3,260 shares; Ms. Richey, 2,588 shares; and Mr. Alvarez, 2,588 shares. In addition, in the first quarter of 1998, Mr. Mehta received an award of 25,000 shares of restricted stock based on the Company's performance in 1997, which vest in five equal annual amounts beginning February 15, 1999.

                                             (footnotes continued on next page)

 (5) Includes the following shares of restricted stock received in June 1997 under the Providian Financial SOP, which vest in five equal annual amounts beginning June 25, 1998: Mr. Mehta, 75,000 shares; Mr. Barad, 20,000 shares; Mr. Smith, 20,000 shares; Ms. Richey, 10,000 shares; and Mr. Alvarez, 10,000 shares. In addition, includes the following shares of restricted stock received in August 1997 under the Providian Financial
     SOP: Mr. Mehta, 40,647 shares; Mr. Barad, 4,065 shares; Mr. Smith, 4,065 shares; Ms. Richey, 2,439 shares; and Mr. Alvarez, 2,439 shares. Mr. Alvarez received an additional 10,000 shares of restricted stock in August 1997 which vest in five equal annual amounts beginning August 7, 1998.
 (6) Represents the number of shares of Common Stock underlying options. Options granted in 1996 and 1995 to purchase Providian Corporation common stock were replaced in connection with the Spinoff, to the extent such options were then outstanding, by options to purchase the Company's Common Stock in amounts reflecting the economic value of the Providian Corporation option grants at the time of the Spinoff.
 (7) Includes options granted under the Company's Stock Option Plan in June 1997 to purchase the following number of shares of Common Stock: Mr. Mehta, 500,000 shares; Mr. Barad, 50,000 shares; Mr. Smith, 50,000 shares; Ms. Richey, 30,000 shares; and Mr. Alvarez, 30,000 shares. In June 1997 Messrs. Mehta, Smith and Alvarez also received options to purchase 719,694, 228,020 and 34,126 shares, respectively, of Common Stock, in connection with the termination of the Company's Equity Unit Plan. In addition, in August 1997 Mr. Alvarez received options under the Company's Stock Option Plan to purchase 20,000 shares of Common Stock.
 (8) The Long-Term Incentive Plan was a Providian Corporation plan which paid awards based on the long-term performance of Providian Corporation. The plan has not been continued by the Company.
 (9) Includes Providian Corporation contributions under the Providian Corporation Thrift Savings Plan and Providian Corporation's nonqualified defined contribution plan during 1995 for Messrs. Mehta and Smith and during 1996 and 1997 for Mr. Mehta, and also includes the Company's contributions to each Named Executive Officer under the Company's 401(k) Plan and nonqualified defined contribution plan. In 1997, Mr. Mehta received Providian Corporation contributions of $4,667 and $5,560, respectively, under the Providian Corporation Thrift Savings Plan and Providian Corporation's nonqualified defined contribution plan. In 1997, the following Company contributions were made to the Company's 401(k)
     Plan: $5,225 for Mr. Barad, $5,225 for Mr. Smith, $3,465 for Ms. Richey and $5,225 for Mr. Alvarez; and the following contributions were made to the Company's nonqualified defined contribution plan: $14,605 for Mr. Mehta, $4,109 for Mr. Barad, $4,133 for Mr. Smith, $2,001 for Ms. Richey and $1,546 for Mr. Alvarez.
(10) Under the retirement component of the Company's 401(k) Plan, annual contributions are made by the Company after the end of each fiscal year, in an amount based on a percentage of the employee's compensation. The percentage is determined each year by the Company at its discretion. The percentage for 1997 has not yet been determined, and the amounts of such annual contributions to the Named Executive Officers are therefore not included in this column.
(11) Includes above-market interest earned on deferred compensation in the following amounts: $643 for Mr. Mehta, $78 for Mr. Barad, $94 for Mr. Smith, $164 for Ms. Richey and $159 for Mr. Alvarez.
(12) Includes $75,236 in Company contributions to Mr. Mehta's supplemental retirement plan.
(13) Includes $29,808 accrued under an agreement between the Company and Mr. Smith that gives Mr. Smith the right to receive certain amounts contingent upon, and determined by reference to the length of, his continued employment with the Company.

OPTION GRANTS

  The following table contains information concerning the grant of stock options in 1997 under the Company's 1997 Stock Option Plan to the Named Executive Officers. Included is information on potential realizable value(s) to the Named Executive Officers, assuming growth of the Common Stock at the stated rates of appreciation.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                            POTENTIAL REALIZABLE
                                                                              VALUE AT ASSUMED
                                                                            ANNUAL RATES OF STOCK
                                                                           PRICE APPRECIATION FOR-
                                       INDIVIDUAL GRANTS                       OPTION TERM (1)
                         ------------------------------------------------- ------------------------
                         NUMBER OF     % OF TOTAL
                         SECURITIES     OPTIONS
                         UNDERLYING    GRANTED TO  EXERCISE OR
                          OPTIONS     EMPLOYEES IN BASE PRICE   EXPIRATION
NAME                      GRANTED     FISCAL YEAR   ($/SH)(2)      DATE       5%($)      10%($)
----                     ----------   ------------ -----------  ---------- ----------- ------------
Shailesh J. Mehta.......  500,000         14.7%      32.1063     6/25/07    10,095,740  25,584,587
                          719,694(3)      21.2%      32.1063     6/25/02     6,383,958  14,106,878
Seth A. Barad...........   50,000          1.5%      32.1063     6/25/07     1,009,574   2,558,459
David B. Smith..........   50,000          1.5%      32.1063     6/25/07     1,009,574   2,558,459
                          228,020(3)       6.7%      32.1063     6/25/02     2,022,624   4,469,470
Ellen Richey............   30,000          0.9%      32.1063     6/25/07       605,744   1,535,075
David Alvarez...........   30,000          0.9%      32.1063     6/25/07       605,744   1,535,075
                           34,126(3)       1.0%      32.1063     6/25/02       302,711     668,911
                           20,000          0.6%      38.3125(4)  8/07/07       481,891   1,221,205

--------
(1) The amounts shown represent certain assumed rates of appreciation only. Actual gains on stock option exercises, if any, are dependent on the future performance of the Common Stock and overall condition of the stock market, as well as the option holder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be achieved.
(2) Except as noted in footnote 4, equals the average of the high and low prices of the Common Stock during the ten trading days beginning on the Distribution Date.
(3) Represents shares underlying options granted to replace the future appreciation potential of terminated Equity Units which were granted under the Company's Equity Unit Plan (the "Equity Unit Plan"). The Equity Unit Plan was established in 1989 as a specialized compensation plan designed to align the interests of key employees with the Company's long term goals and performance.
(4) Equals the average of the high and low price of the Common Stock on the date of grant.

OPTION EXERCISES AND HOLDINGS

  The following table sets forth information with respect to the Named Executive Officers concerning the exercise of options during 1997, and unexercised options held as of the end of 1997.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                     NUMBER OF SECURITIES      VALUE OF UNEXERCISED
                                                    UNDERLYING UNEXERCISED    IN-THE-MONEY OPTIONS AT
                            SHARES                  OPTIONS AT 12/31/97 (#)       12/31/97 ($)(1)
                         ACQUIRED ON     VALUE     ------------------------- -------------------------
          NAME           EXERCISE (#) REALIZED ($) EXERCISABLE UNEXERCISABLE EXERCISABLE UNEXERCISABLE
          ----           ------------ ------------ ----------- ------------- ----------- -------------
Shailesh J. Mehta.......                             411,987     1,311,398    5,045,302   23,422,372
 Equity Units(2)           117,827     20,466,230        --            --           --           --
Seth A. Barad...........                              43,760        68,094    1,072,075    1,102,005
David B. Smith..........    63,367        696,452     19,880       301,284      505,873    4,252,458
 Equity Units(2)            37,331      6,524,874        --            --           --           --
Ellen Richey............                              10,155        38,308      261,684      598,328
David Alvarez...........                              18,216        96,004      461,324    1,277,489
 Equity Units(2)             4,300        662,595        --            --           --           --

--------
(1) Based on the average of the high and low price of the Common Stock on December 31, 1997, equal to $45.375 per share.
(2) Represents the number of Equity Units previously outstanding under the Equity Unit Plan and the dollar amount paid by the Company, reflecting past appreciation in such Equity Units, in connection with the termination of the Equity Unit Plan. The appreciation in such Equity Units reflected the increase in the Equity Unit price (based on the estimated value of the Company) over the Equity Unit grant price. Messrs. Mehta, Smith and Alvarez also acquired options to purchase shares of Common Stock to replace the future appreciation potential of the terminated Equity Units. See footnote 3 under the table "Option Grants in Last Fiscal Year."

                           HUMAN RESOURCES COMMITTEE
                         EXECUTIVE COMPENSATION REPORT
                               FEBRUARY 18, 1998

  The Company's executive compensation programs are administered by the Human Resources Committee (the "Committee"), a committee of the Board of Directors composed exclusively of non-employee directors. The Committee either approves or recommends to the Board of Directors payment amounts and awards levels for the Company's executive officers. None of the non-employee directors has any interlocking or other relationship with the Company that would call into question his or her independence as a Committee member.

COMPENSATION PHILOSOPHY

The policies which govern executive compensation continue to align changes in total compensation with changes in the value created for our shareholders. These policies require that our executive compensation program:

  . reflect a clear relationship between compensation and Company performance;

  . reward executives with direct ownership in the Company and align their personal interests with shareholder interests to continually reinforce building shareholder value; and

  . attract and retain key executives critical to the Company's long-term success.

  The Company's executive compensation program has been and continues to be based on the following components, each of which supports our overall compensation philosophy.

BASE SALARY

  The Company uses a consistent methodology to determine base salaries for all employees. Market reference points are determined for specific positions and job classifications using relevant salary surveys. Individual salaries are then established to assure competitive pay given individual performance. For executive positions, the Company annually participates in surveys of financial service companies. Base salaries for executives are reviewed by the Committee relative to competitive pay levels, as well as against individual performance objectives.

  In June 1997, the Committee approved an employment contract with Mr. Mehta for the position of Chief Executive Officer. The contract calls for an initial base salary of $800,000, which the Committee established as competitive with the base salaries paid by comparable financial service companies.

ANNUAL INCENTIVES

  The Company provides annual incentive award opportunities for executives based upon the pretax earnings of the Company, as well as the successful achievement of individual performance objectives for the year. The earnings plan is adopted by the Committee in connection with the Board's approval of the Company's annual business plan at the start of the fiscal year. In the first quarter following the completion of each year, the Committee reviews and approves awards based upon the prior year's performance results. A portion of each annual incentive award may be paid to a participant in stock, under the provisions of the Company's Stock Ownership Plan. It has been the Company's policy to set earnings targets which, if achieved, would position total annual cash compensation above median competitive levels. Achieving target pretax earnings would position Mr. Mehta's total annual cash compensation at $1,800,000. Earnings performance above or below this target results in a formula-driven award.

  Mr. Mehta's annual incentive award for 1997 was based on the degree to which target pretax earnings for the Company were achieved. The Committee has approved an annual incentive award for Mr. Mehta of $1,125,000 in cash and 14,388 shares of restricted stock, based upon the Company's achieving pretax earnings of $325 million, which was well above the earnings target established for 1997. The Committee also approved a special grant of 25,000 shares of restricted stock for Mr. Mehta based on the Company's 1997 performance.

  Through the Company's Stock Ownership Plan, a portion of all executives' annual incentive awards is paid in restricted stock, and matched with an equal number of restricted shares. Restricted stock awarded to participants under the Stock Ownership Plan is deposited into an account in the participant's name until it becomes vested. Under the Stock Ownership Plan, the Committee may also authorize discretionary restricted stock grants to executives. Mr. Mehta received a grant of 75,000 restricted shares (vesting over a five-year period) upon his being named Chief Executive Officer in June 1997. An additional grant to Mr. Mehta was approved by the Committee in August 1997 for 40,647 restricted shares (vesting over a three-year period) as a reward for the Company's strong performance following the spin-off.

  The Company also provides grants of stock options under the 1997 Stock Option Plan to executives and other employees. These option grants tie awards to the future performance of the Common Stock and provide value only when the price of the Common Stock increases above the option exercise price (determined by the average of the high and low price of the Common Stock on the date of grant). Options generally vest in equal amounts over a three-year period and require that the executive remain employed by the Company until the time of vesting. Options expire no later than ten years from the date of grant. Stock option grants are intended to motivate executives to improve long-term stock performance.

  In granting stock options, the Committee takes into account competitive grant practices within the financial services industry and the executive's level of responsibility, individual contribution and total annual compensation. Based on these factors, on June 25, 1997, Mr. Mehta was granted 500,000 stock options at an exercise price of $32.1063 per share.

DEDUCTIBILITY OF COMPENSATION EXPENSES

  Section 162(m) of the Internal Revenue Code ("Section 162(m)") limits federal income tax deductions by the Company for compensation paid to the chief executive officer and the four other most highly compensated officers to $1 million per officer per year, unless it qualifies as "performance-based" compensation. To qualify as "performance-based," compensation payments must satisfy certain conditions, including limitations on the discretion of the Committee in determining the amounts of such compensation.

  The Committee believes that a substantial portion of an executive's compensation should be based on Company performance and will generally seek to award performance-based compensation in a manner that complies with Section 162(m). However, the Committee believes that payment of compensation that is not deductible under Section 162(m) is sometimes in the best interests of the Company and may approve such arrangements in certain circumstances.

                           HUMAN RESOURCES COMMITTEE

                          F. Warren McFarlan (Chair)
                              John M. Cranor III
                                Lyle Everingham
                               John L. Weinberg

PERFORMANCE GRAPH

  Set forth below is a line-graph presentation comparing the cumulative total stockholder return on the Company's Common Stock on an indexed basis since June 11, 1997, when the Common Stock first began trading on the New York Stock Exchange, with the cumulative total stockholder return on the Standard & Poor's 500 Stock Index and the Standard & Poor's Financial Composite Index over the same period. The graph assumes that the value of the investment in the Common Stock and in each index was $100 on June 11, 1997 and assumes reinvestment of all dividends. Historical stock price is not indicative of future stock price performance.

                      [PERFORMANCE GRAPH APPEARS HERE]

                                                     PROVIDIAN            S&P
     DATE                                            FINANCIAL S&P 500 FINANCIAL
     ----                                            --------- ------- ---------
    06/11/97........................................    100      100      100
    06/30/97........................................    107      102      101
    07/31/97........................................    131      110      113
    08/29/97........................................    124      104      104
    09/30/97........................................    132      109      113
    10/31/97........................................    123      106      110
    11/28/97........................................    147      111      115
    12/31/97........................................    151      113      120

EXECUTIVE EMPLOYMENT AND CHANGE IN CONTROL AGREEMENTS

  The Company has entered into an employment agreement with Shailesh J. Mehta (the "Employment Agreement"), pursuant to which Mr. Mehta has been employed as Chairman, Chief Executive Officer and President of the Company. Mr. Mehta's term of employment under the Employment Agreement commenced on June 11, 1997 and initially ends on June 11, 2000. On each June 11, however, the term of employment will automatically be extended by one year, so that the remaining term of employment is once again three years, unless either party gives the other at least one year's notice that the term of employment will not be extended.

Mr. Mehta's base salary is $800,000 per annum and he is entitled to incentive bonus payments pursuant to the terms of the Company's Management Incentive Plan. The Employment Agreement provides that, in the first year, Mr. Mehta's minimum bonus opportunity, subject to meeting performance goals established by the Human Resources Committee of the Board, will be $1 million. Under the Employment Agreement, Mr. Mehta received qualified and nonqualified stock options and restricted stock upon the Spinoff. Mr. Mehta is also entitled to participate in and receive benefits under all other bonus plans, short- or long-term incentive plans, savings and retirement plans, and welfare benefit plans, practices, policies and programs maintained or provided by the Company for the benefit of senior executives. In the event the Company terminates Mr. Mehta's employment without Cause (as defined in the Employment Agreement), or Mr. Mehta terminates his employment for Good Reason (as defined in the Employment Agreement), Mr. Mehta will receive severance benefits. If such termination is prior to a Change in Control (as defined below) of the Company, the benefits will include continuation of salary, bonus and other benefits, and continued vesting of options and restricted stock, for three years following termination. If such termination is within three years after a Change in Control, the benefits will include a lump sum payment equal to three times Mr. Mehta's annual salary and bonus, immediate vesting of all options and restricted stock, and continuation of other benefits for three years following termination. Additionally, if any payment or distribution to Mr. Mehta would be subject to any "golden parachute payment" excise tax or similar tax, then Mr. Mehta will be entitled to receive gross-up payments in an amount such that, after payment of such excise tax or similar tax, and all taxes attributable to such gross-up payments, Mr. Mehta retains an amount equal to the amount he would have retained if such excise tax or similar tax had not applied.

  In addition to the Employment Agreement with Mr. Mehta described above, during 1997 the Company entered into change in control employment agreements with the Named Executive Officers. In these agreements, a "Change in Control" is defined as the acquisition by a person or group of 20% or more of the Common Stock or other voting securities of the Company (subject to specified exceptions), certain changes in the majority of the Company's Board of Directors, certain mergers involving the Company, or the liquidation, dissolution or sale of all or substantially all of the assets of the Company. If within three years of a Change in Control the officer's employment is terminated by the Company, other than for disability or Cause (as defined in such agreements), or if the officer terminates his or her employment for Good Reason (as defined in such agreements) or within a 30-day period beginning one year after the Change in Control, the officer will be entitled to the following benefits: base salary and a pro rata bonus through the date of termination, a severance payment equal to three times the officer's base salary and annual bonus, any deferred compensation not yet paid by the Company, a special retirement benefit equal to a specified retirement contribution percentage multiplied by three times his or her base salary and annual bonus, a payment in an amount equal to the unvested portion of the qualified and nonqualified retirement contribution account (in addition to any vested amounts due under any of the Company's retirement plans), and, for a period of three years after the date of termination, medical, welfare and other benefits under any plans, policies and programs under which the officer is eligible to receive such benefits. Additionally, if any payment or distribution to the officer by the Company or any subsidiary or affiliate would be subject to any "golden parachute payment" excise tax or similar tax, then the officer will be entitled to receive gross-up payments in an amount such that, after payment of such excise tax or similar tax, and all taxes attributable to such gross-up payments, the officer retains an amount equal to the amount the officer would have retained if such excise tax or similar tax had not applied. The Company has also entered into change in control employment agreements with certain other officers, the specific terms of which are no more favorable to such officers than those described in this paragraph. In addition to the change in control employment agreements described in this paragraph, the Company has entered into an agreement with David B. Smith that gives Mr. Smith the right to receive certain payments determined by reference to the value of the Common Stock and the length of Mr. Smith's continued employment with the Company.

                     PROPOSAL 2: APPROVAL OF THE ADOPTION
                   OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN

  A proposal to approve the adoption of the 1997 Employee Stock Purchase Plan (the "Plan") will be presented to stockholders at the Annual Meeting. The Board of Directors adopted the Plan on August 7, 1997 and reserved for issuance 1,000,000 shares of Common Stock pursuant to the Plan. The effectiveness of the Plan is subject to stockholder approval.

  The following is a summary of the 1997 Employee Stock Purchase Plan, which is incorporated by reference into this summary description. This summary is qualified entirely by reference to the Plan, a copy of which is available to stockholders upon written request to the Secretary of the Company. Any capitalized terms which are used in this summary description but not defined herein have the meanings assigned to them in the Plan.

PURPOSE

  The purpose of the Plan is to provide a means by which eligible employees of the Company may be given an opportunity to purchase Common Stock through payroll deductions. In addition, the Board of Directors believes the Plan provides a means of attracting and retaining employees and providing incentives for employees to exert maximum efforts for the success of the Company. The rights granted under the Plan to purchase Common Stock are intended to qualify as options issued under an "employee stock purchase plan," as that term is defined in Section 423(b) of the Internal Revenue Code.

ADMINISTRATION

  The Board of Directors of the Company has delegated the administration of the Plan to the Human Resources Committee of the Board. The Board of Directors has the full power and authority to take any action that may be taken by the Human Resources Committee under the Plan. As used below in this discussion of the Plan, the term "Board of Directors" includes the Human Resources Committee acting under such delegated authority.

OFFERINGS

  The Board of Directors may grant rights from time to time to eligible employees of the Company to purchase Common Stock pursuant to an offering. Each offering will have a duration not exceeding 27 months and may contain multiple purchase periods. No shares of Common Stock have yet been purchased under the Plan.

STOCK SUBJECT TO PLAN

  An aggregate of 1,000,000 shares of Common Stock have been authorized for issuance under the Plan. If rights granted under the Plan expire, lapse or otherwise terminate without being exercised, the shares of Common Stock not purchased under such rights again become available for issuance under the Plan.

ELIGIBILITY

  Any person who is customarily employed by the Company at least 20 hours per week and five months per calendar year as of the first day of an offering period under the Plan is eligible to participate in that offering, provided that such employee has been in the continuous employ of the Company for a minimum period of time, as determined by the Board of Directors, preceding the first day of the offering period. The required period of continuous employment must be shorter than two years. The Board of Directors may provide that an employee who becomes eligible during the course of an offering may participate in that offering. Employees who have received options to purchase Common Stock under the Company's 1997 Stock Option Plan are not currently eligible to participate in the Plan.

  An employee is not eligible for the grant of any rights under the Plan if, immediately after such grant, the employee would own stock constituting 5% or more of the total combined voting power or value of all classes of stock of the Company or of any affiliate of the Company. In addition, an employee will not be granted rights to buy more than $25,000 worth of Common Stock (determined at the fair market value of the shares at the time such rights are granted) under all employee stock purchase plans of the Company in any calendar year. At January 1, 1998, 3,686 employees of the Company were eligible to participate in the Plan.

PARTICIPATION IN THE PLAN; PAYROLL DEDUCTIONS

  An eligible employee becomes a participant in the Plan by delivering a participation agreement to the Company within the time specified in the offering. The participation agreement contains an authorization from the employee to the Company to make payroll deductions up to a maximum percentage, as specified by the Board of Directors, of such employee's compensation during that offering. The payroll deductions made for each employee are credited to an account for such employee under the Plan and deposited with the general funds of the Company. A participant may increase, reduce or commence payroll deductions after the beginning of any offering period only as provided for in such offering. The accumulated payroll deductions are applied to the purchase of shares of Common Stock on each purchase date.

PURCHASE PRICE

  The purchase price per share for shares sold in an offering under the Plan cannot be less than 85% of the fair market value of a share of the Common Stock on the date of commencement of the offering or 85% of the fair market value of a share of the Common Stock on the date of purchase, whichever is lower.

WITHDRAWAL; TERMINATION OF EMPLOYMENT

  A participant may withdraw from a given offering by delivering to the Company a notice of withdrawal at any time before the end of the applicable offering period. Upon a withdrawal from an offering, the Company will distribute all of a participant's accumulated payroll deductions under the offering, to the extent they have not been used to acquire shares of Common Stock for the participant, without interest, and the participant's right to acquire Common Stock under that offering will be automatically terminated. An employee is eligible to participate in subsequent offerings under the Plan after withdrawing from an offering.

  Rights granted pursuant to any offering under the Plan terminate immediately when an employee's employment ceases for any reason. Upon termination of an employee's interest in an offering following a termination of employment, the Company will distribute to the employee all of the employee's accumulated payroll deductions, to the extent they have not been used to acquire shares of Common Stock for such employee, without interest.

DURATION, AMENDMENT AND TERMINATION

  The Board of Directors may suspend, terminate or amend the Plan at any time. Any amendment of the Plan must be approved by the stockholders of the Company within 12 months of the adoption of such amendment by the Board of Directors, if stockholder approval is required in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Internal Revenue Code or to comply with the requirements of Rule 16b-3 under the Securities Exchange Act of 1934 or any stock exchange listing requirements.

EFFECT OF CERTAIN CORPORATE EVENTS

  In the event of a dissolution or liquidation of the Company, certain mergers involving the Company, or the acquisition of securities of the Company representing 50% or more of the voting power entitled to vote in the election of directors, the Board of Directors may in its discretion determine that (i) any surviving corporation may assume outstanding rights or substitute similar rights for those outstanding under the Plan, (ii) the outstanding rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described and the participants' rights under any ongoing offering be terminated.

FEDERAL INCOME TAX INFORMATION

  Rights granted under the Plan are intended to qualify for favorable federal income tax treatment associated with rights granted under an employee stock purchase plan which are qualified under the provisions of Section 423 of the Internal Revenue Code.

  A participant will be taxed on amounts withheld for the purchase of shares as if such amounts were actually received. No other income with respect to the shares purchased will be taxable to a participant until disposition of the shares acquired, and the method of taxation will depend on the holding period of the purchased shares.

  If the shares purchased in an offering are sold or otherwise disposed of more than two years after the beginning of the offering and more than one year after the stock was transferred to the participant, then (i) the excess of the fair market value of the shares at the time of such disposition over the purchase price or (ii) the excess of the fair market value of the shares as of the beginning of the offering over the purchase price (determined as of the beginning of the offering), whichever is less, will be treated as ordinary income. Any further gain or any loss will be taxed as capital gain or loss.

  If the shares are sold or disposed of before the expiration of either of the holding periods described above, then the excess of the fair market value of the shares on the purchase date over the purchase price will be treated as ordinary income at the time of such disposition, and the Company may, in the future, be required to withhold income taxes relating to such ordinary income from other payments made to the participant. The balance of any gain will be treated as a capital gain. Even if the shares are later disposed of for less than their fair market value on the purchase date, the same amount of ordinary income is attributed to the participant, and a capital loss is recognized equal to the difference between the sales price and the fair market value of the stock on such purchase date. Any capital gain or loss will be long-term, mid-term or short-term depending on how long the shares were held.

  There are no federal income tax consequences to the Company by reason of the grant or the exercise of rights (i.e., purchase of stock) under the Plan. The Company is entitled to a deduction to the extent amounts are taxed as ordinary income to a participant by reason of a disposition before the expiration of the holding periods described above (subject to the requirement of reasonableness and a tax reporting obligation).

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO APPROVE THE ADOPTION OF THE 1997 EMPLOYEE STOCK PURCHASE PLAN.

        PROPOSAL 3: RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

  The Board of Directors, adopting the recommendation of the Audit Committee, has appointed the certified public accounting firm of Ernst & Young LLP as the Company's independent auditors for the year ending December 31, 1998, subject to ratification by the stockholders at the Annual Meeting. Representatives of the firm are expected to attend the Annual Meeting to answer appropriate questions and, if they desire, to make a statement. Ernst & Young LLP has served as the Company's independent auditors since 1984.

  If the appointment of Ernst & Young LLP is not ratified by a majority of the votes cast at the Annual Meeting, or if Ernst & Young LLP declines or is incapable of acting, the appointment of independent auditors will be submitted to the Board of Directors for reconsideration.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSAL TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1998.

                             OTHER PROPOSED ACTION

  The Company knows of no business to come before the Annual Meeting other than the matters described above. Should any other business properly come before the Annual Meeting, stockholders' proxies will be voted in accordance with the judgment of the person or persons voting the proxies.

                             STOCKHOLDER PROPOSALS

  Any stockholder may submit a proposal for consideration at an annual meeting. To be included in next year's Proxy Statement, stockholder proposals for the 1999 Annual Meeting must be received in writing by November 27, 1998 by the Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105. The Board of Directors will decide, subject to the rules of the Securities and Exchange Commission, whether such proposals are to be included in the proxy and Proxy Statement.

  Stockholders also may recommend candidates for directors. The Human Resources Committee of the Board of Directors, which serves as the nominating committee for the Board in recommending nominations for directors of the Company, will consider such recommendations for the 1999 Annual Meeting and subsequent annual meetings. To be considered by the Human Resources Committee, recommendations for directors to be elected in any year must be submitted in writing no later than October 31 of the prior year to the Human Resources Committee, c/o Secretary, Providian Financial Corporation, 201 Mission Street, San Francisco, CA 94105.

  In addition to the requirements described in the preceding paragraphs, the Company's By-laws impose notice requirements on a stockholder nominating a director or submitting a proposal for consideration at an annual meeting. Such notice requirements apply even if the stockholder does not desire to have his or her nomination or proposal included in the Company's Proxy Statement. In order for a nomination or proposal to be considered at an annual meeting, notice thereof must be submitted to the Secretary of the Company not earlier than the close of business on the 120th day, nor later than the close of business on the 90th day, prior to the first anniversary of the preceding year's annual meeting. If the date of the annual meeting is more than 30 days before, or more than 60 days after, such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting nor later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Such stockholder's notice must contain the information prescribed by the By-laws, copies of which are available from the Secretary.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's directors and executive officers and persons who own more than 10% of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of the Common Stock and other equity securities of the Company. Executive officers, directors and greater than 10% stockholders are required by Securities and Exchange Commission regulations to furnish the Company with copies of all Section 16(a) forms they file.

  To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and on written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% stockholders were complied with for the Company's 1997 fiscal year.

                          ANNUAL REPORT ON FORM 10-K

  The Company has provided a copy of its 1997 Annual Report to each person whose proxy is being solicited. The Company will provide, without charge, copies of its Annual Report on Form 10-K for the year ended December 31, 1997 (including any financial statements and schedules, and a list describing any exhibits not contained therein) upon written request addressed to:

                            Providian Financial Corporation
                            Investor Relations Department
                            201 Mission Street
                            San Francisco, CA 94105

  The exhibits to the Annual Report on Form 10-K are available upon written request and payment of charges which approximate the Company's cost of reproduction.

                               [RECYCLED LOGO]

                           Printed on Recycled Paper

                         PROVIDIAN FINANCIAL CORPORATION

                        1997 EMPLOYEE STOCK PURCHASE PLAN

                             Adopted August 7, 1997
               Approved by the Stockholders on [___________, 1998]


1.   Purpose.

     (a) The purpose of this 1997 Employee Stock Purchase Plan (the "Plan") is to provide a means by which employees of Providian Financial Corporation, a Delaware corporation (the "Company"), and its Affiliates, as defined in subparagraph 1(b), which are designated as provided in subparagraph 2(b), may be given an opportunity to purchase stock of the Company.

     (b) The word "Affiliate" as used in the Plan means any parent corporation or subsidiary corporation of the Company, as those terms are defined in Sections 424(e) and (f), respectively, of the Internal Revenue Code of 1986, as amended (the "Code").

     (c) The Company, by means of the Plan, seeks to retain the services of its employees, to secure and retain the services of new employees, and to provide incentives for such persons to exert maximum efforts for the success of the Company.

     (d) The Company intends that the rights to purchase stock of the Company granted under the Plan be considered options issued under an "employee stock purchase plan" as that term is defined in Section 423(b) of the Code.

2.   Administration.

     (a) The Plan shall be administered by the Human Resources Committee (the "Committee") of the Board of Directors (the "Board") of the Company. The Committee shall have, in connection with the administration of the Plan, all powers possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board. Notwithstanding anything to the foregoing, the Board shall have full power and authority to take any action that may be taken by the Committee hereunder.

     (b) The Board or the Committee shall have the power, subject to, and within the limitations of, the express provisions of the Plan:

          (i) To determine when and how rights to purchase stock of the Company shall be granted and the provisions of each offering of such rights (which need not be identical).

          (ii) To designate from time to time which Affiliates of the Company shall be eligible to participate in the Plan.

          (iii) To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Board or the Committee, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

          (iv) To amend the Plan as provided in paragraph 13.

          (v) Generally, to exercise such powers and to perform such acts as the Board or the Committee deems necessary or expedient to promote the best interests of the Company and its Affiliates and to carry out the intent that the Plan be treated as an "employee stock purchase plan" within the meaning of Section 423 of the Code.

3.   Shares Subject to the Plan.

     (a) Subject to the provisions of paragraph 12 relating to adjustments upon changes in stock, the stock that may be sold pursuant to rights granted under the Plan shall not exceed in the aggregate one million (1,000,000) shares of the Company's common stock (the "Common Stock"). If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for the Plan.

     (b) The stock subject to the Plan may be unissued shares or reacquired shares, bought on the market or otherwise.

4.   Grant of Rights; Offering.

     The Board or the Committee may from time to time grant or provide for the grant of rights to purchase Common Stock of the Company under the Plan to eligible employees (an "Offering") on a date or dates (the "Offering Date(s)") selected by the Board or the Committee. Each Offering shall be in such form and shall contain such terms and conditions as the Board or the Committee shall deem appropriate, which shall comply with the requirements of Section 423(b)(5) of the Code that all employees granted rights to purchase stock under the Plan shall have the same rights and privileges. The terms and conditions of an Offering shall be incorporated by reference into the Plan and treated as part of the Plan. The provisions of separate Offerings need not be identical, but each Offering shall include (through incorporation of the provisions of this Plan by reference in the document comprising the Offering or otherwise) the period during which the Offering shall be effective, which period shall not exceed twenty-seven (27) months beginning with the Offering Date, and the substance of the provisions contained in paragraphs 5 through 8, inclusive.

5.   Eligibility.

     (a) Rights may be granted only to employees of the Company or, as the Board or the Committee may designate as provided in subparagraph 2(b), to employees of any Affiliate of the Company. Except as provided in subparagraph 5(b), an employee of the Company or any Affiliate shall not be eligible to be granted rights under the Plan unless, on the Offering Date, such employee has been in the employ of the Company or any Affiliate for such continuous period preceding such grant as the Board or the Committee may require, but in no event shall the required period of continuous employment be equal to or greater than two (2) years. In addition, unless otherwise determined by the Board or the Committee and set forth in the terms of the applicable Offering, no employee of the Company or any Affiliate shall be eligible to be granted rights under the Plan unless, on the Offering Date, such employee's customary employment with the Company or such Affiliate is for at least twenty (20) hours per week and at least five (5) months per calendar year.

     (b) The Board or the Committee may provide that each person who, during the course of an Offering, first becomes an eligible employee of the Company or designated Affiliate will, on a date or dates specified in the Offering which coincides with the day on which such person becomes an eligible employee or occurs thereafter, receive a right under that Offering, which right shall thereafter be deemed to be a part of that Offering. Such right shall have the same characteristics as any rights originally granted under that Offering, as described herein, except that:

          (i) the date on which such right is granted shall be the "Offering Date" of such right for all purposes, including determination of the exercise price of such right;

          (ii) the period of the Offering with respect to such right shall begin on its Offering Date and end coincident with the end of such Offering; and

          (iii) the Board or the Committee may provide that if such person first becomes an eligible employee within a specified period of time before the end of the Offering, he or she will not receive any right under that Offering.

     (c) No employee shall be eligible for the grant of any rights under the Plan if, immediately after any such rights are granted, such employee owns stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Affiliate. For purposes of this subparagraph 5(c), the rules of Section 424(d) of the Code shall apply in determining the stock ownership of any employee, and stock which such employee may purchase under all outstanding rights and options shall be treated as stock owned by such employee.

     (d) An eligible employee may be granted rights under the Plan only if such rights, together with any other rights granted under "employee stock purchase plans" of the Company and any Affiliates, as specified by Section 423(b)(8) of the Code, do not permit such employee's rights to purchase stock of the Company or any Affiliate to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such rights are granted) for each calendar year in which such rights are outstanding at any time.

     (e) Officers of the Company and any designated Affiliate shall be eligible to participate in Offerings under the Plan, provided, however, that the Board or the Committee may provide in an Offering that certain employees who are highly compensated employees within the meaning of Section 423(b)(4)(D) of the Code shall not be eligible to participate.

6.   Rights; Purchase Price.

     (a) On each Offering Date, each eligible employee, pursuant to an Offering made under the Plan, shall be granted the right to purchase up to the number of shares of Common Stock of the Company purchasable with a percentage designated by the Board or the Committee not exceeding twenty percent (20%) of such employee's Earnings (as defined in subparagraph 7(a)) during the period which begins on the Offering Date (or such later date as the Board or the Committee determines for a particular Offering) and ends on the date stated in the Offering, which date shall be no later than the end of the Offering. The Board or the Committee shall establish one or more dates during an Offering (the "Purchase Date(s)") on which rights granted under the Plan shall be exercised and purchases of Common Stock carried out in accordance with such Offering.

     (b) In connection with each Offering made under the Plan, the Board or the Committee may specify a maximum number of shares that may be purchased by any employee as well as a maximum aggregate number of shares that may be purchased by all eligible employees pursuant to such Offering. In addition, in connection with each Offering that contains more than one Purchase Date, the Board or the Committee may specify a maximum aggregate number of shares which may be purchased by all eligible employees on any given Purchase Date under the Offering. If the aggregate purchase of shares upon exercise of rights granted under the Offering would exceed any such maximum aggregate number, the Board or the Committee shall make a pro rata allocation of the shares available in as nearly a uniform manner as shall be practicable and as it shall deem to be equitable.

     (c) The purchase price of stock acquired pursuant to rights granted under the Plan shall be not less than the lesser of:

          (i) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Offering Date; or

          (ii) an amount equal to eighty-five percent (85%) of the fair market value of the stock on the Purchase Date.

7.   Participation; Withdrawal; Termination.

     (a) An eligible employee may become a participant in the Plan pursuant to an Offering by delivering a participation agreement to the Company within the time specified in the Offering, in such form as the Company provides. Each such agreement shall authorize payroll deductions of up to the maximum percentage specified by the Board or the Committee of such employee's Earnings during the Offering. "Earnings" is defined as an employee's regular salary or wages (including amounts thereof elected to be deferred by the employee, that would otherwise have been paid, under any arrangement established by the Company intended to comply with Section 401(k), Section 402(e)(3), Section 125, Section 402(h), or Section 403(b) of the Code, and also including any deferrals under a non-qualified deferred compensation plan or arrangement established by the Company), and may include, if determined by the Board or the Committee and set forth in the terms of the Offering, all of the following items of compensation: bonuses, commissions, overtime pay, incentive pay, profit sharing, or other remuneration (excluding fringe benefits) paid directly to the employee. Notwithstanding the foregoing, Earnings shall not include the cost of employee benefits paid for by the Company or an Affiliate, education or tuition reimbursements, imputed income arising under any group insurance or benefit program, traveling expenses, business and moving expense reimbursements, income received in connection with stock options, contributions made by the Company or an Affiliate under any employee benefit plan, and similar items of compensation, as determined by the Board or the Committee. The payroll deductions made for each participant shall be credited to an account for such participant under the Plan and shall be deposited with the general funds of the Company. A participant may reduce (including to zero) or increase such payroll deductions, and an eligible employee may begin such payroll deductions, after the beginning of any Offering only as provided for in the Offering. A participant may make additional payments into his or her account only if specifically provided for in the Offering and only if the participant has not had the maximum amount withheld during the Offering.

     (b) At any time during an Offering, a participant may terminate his or her payroll deductions under the Plan and withdraw from the Offering by delivering to the Company a notice of withdrawal in such form as the Company provides. Such withdrawal may be elected at any time prior to the end of the Offering except as provided by the Board or the Committee in the Offering. Upon such withdrawal from the Offering by a participant, the Company shall distribute to such participant all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the participant) under the Offering, without interest, and such participant's right to acquire Common Stock under that Offering shall be automatically terminated. A participant's withdrawal from an Offering will have no effect upon such participant's eligibility to participate in any other Offerings under the Plan but such participant will be required to deliver a new participation agreement in order to participate in subsequent Offerings under the Plan.

     (c) Rights granted pursuant to any Offering under the Plan shall terminate immediately upon cessation of a participant's employment with the Company and any designated Affiliate, for any reason, and the Company shall distribute to such terminated employee all of his or her accumulated payroll deductions (reduced to the extent, if any, such deductions have been used to acquire stock for the terminated employee), under the Offering, without interest.

     (d) Rights granted under the Plan shall not be transferable by a participant other than by will or the laws of descent and distribution, or by a beneficiary designation as provided in paragraph 14, and during a participant's lifetime, shall be exercisable only by such participant.

8.   Exercise.

     (a) On each Purchase Date specified in the relevant Offering, each participant's accumulated payroll deductions and other additional payments specifically provided for in the Offering (without any increase for interest) will be applied to the purchase of whole shares of stock of the Company, up to the maximum number of shares permitted pursuant to the terms of the Plan and the applicable Offering, at the purchase price specified in the Offering. Unless otherwise provided for in the applicable Offering, no fractional shares shall be issued upon the exercise of rights granted under the Plan. The amount, if any, of accumulated payroll deductions remaining in each participant's account after the purchase of shares which is less than the amount required to purchase one share of stock on the final Purchase Date of an Offering shall be held in each such participant's account for the purchase of shares under the next Offering under the Plan, unless such participant withdraws from such next Offering, as provided in subparagraph 7(b), or is no longer eligible to be granted rights under the Plan, as provided in paragraph 5, in which case such amount shall be distributed to the participant after such final Purchase Date, without interest. The amount, if any, of accumulated payroll deductions remaining in any participant's account on the final Purchase Date of an Offering after the purchase of shares which is equal to or in excess of the value of one whole share of common stock shall be distributed in full to the participant after such Purchase Date, without interest.

     (b) No rights granted under the Plan may be exercised to any extent unless the shares to be issued upon such exercise under the Plan (including rights granted thereunder) are covered by an effective registration statement pursuant to the Securities Act of 1933, as amended (the "Securities Act") and the Plan is in material compliance with all applicable state, foreign and other securities and other laws applicable to the Plan. If on a Purchase Date in any Offering hereunder the Plan is not so registered or in such compliance, no rights granted under the Plan or any Offering shall be exercised on such Purchase Date, and the Purchase Date shall be delayed until the Plan is subject to such an effective registration statement and such compliance, except that the Purchase Date shall not be delayed more than twelve (12) months and the Purchase Date shall in no event be more than twenty-seven (27) months from the Offering Date. If on the Purchase Date of any Offering hereunder, as delayed to the maximum extent permissible, the Plan is not registered and in such compliance, no rights granted under the Plan or any Offering shall be exercised and all payroll deductions accumulated during the Offering (reduced to the extent, if any, such deductions have been used to acquire stock) shall be distributed to the participants, without interest.

9.   Covenants of the Company.

     (a) During the terms of the rights granted under the Plan, the Company shall at all times keep available as authorized but unissued shares that number of shares of stock required to satisfy such rights.

     (b) The Company shall seek to obtain from each federal, state, foreign or other regulatory commission or agency having jurisdiction over the Plan such authority as may be required to issue and sell shares of stock upon exercise of the rights granted under the Plan. If, after reasonable efforts, the Company is unable to obtain from any such regulatory commission or agency the authority which counsel for the Company deems necessary for the lawful issuance and sale of stock under the Plan, the Company shall be relieved from any liability for failure to issue and sell stock upon exercise of such rights unless and until such authority is obtained.

10.  Use of Proceeds from Stock.

     Proceeds from the sale of stock to participants pursuant to rights granted under the Plan shall constitute general funds of the Company.

11.  Rights as a Stockholder.

     A participant shall not be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares subject to rights granted under the Plan unless and until the participant's shares acquired upon exercise of rights hereunder are recorded in the books of the Company (or its transfer agent).

12.  Adjustments upon Changes in Stock.

     (a) If any change is made in the stock subject to the Plan, or subject to any rights granted under the Plan (through merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or other transaction not involving the receipt of consideration by the Company), the Plan and outstanding rights will be appropriately adjusted in the class(es) and maximum number of shares subject to the Plan and the class(es) and number of shares and price per share of stock subject to outstanding rights. Such adjustments shall be made by the Board or the Committee, the determination of which shall be final, binding and conclusive. (The conversion of any convertible securities of the Company shall not be treated as a "transaction not involving the receipt of consideration by the Company.")

     (b) In the event of: (1) a dissolution or liquidation of the Company; (2) a merger or consolidation in which the Company is not the surviving corporation;
(3) a reverse merger in which the Company is the surviving corporation but the shares of the Company's Common Stock outstanding immediately preceding the merger are converted by virtue of the merger into other property, whether in the form of securities, cash or otherwise; or (4) the acquisition by any person, entity or group within the meaning of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any comparable successor provisions (excluding any employee benefit plan, or related trust, sponsored or maintained by the Company or any Affiliate of the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act, or comparable successor rule) of securities of the Company representing at least fifty percent (50%) of the combined voting power entitled to vote in the election of directors, then, as determined by the Board in its sole discretion (i) any surviving or acquiring corporation may assume outstanding rights or substitute similar rights for those under the Plan, (ii) such rights may continue in full force and effect, or (iii) participants' accumulated payroll deductions may be used to purchase Common Stock immediately prior to the transaction described above and the participants' rights under the ongoing Offering terminated.

13.  Amendment of the Plan.

     (a) The Board or the Committee at any time, and from time to time, may amend the Plan. However, except as provided in paragraph 12 relating to adjustments upon changes in stock, no amendment shall be effective unless approved by the stockholders of the Company within twelve (12) months before or after the adoption of the amendment if such amendment requires stockholder approval in order for the Plan to obtain employee stock purchase plan treatment under Section 423 of the Code or to comply with the requirements of Rule 16b-3 promulgated under the Exchange Act.

     (b) The Board or the Committee may amend the Plan in any respect the Board or the Committee deems necessary or advisable to provide eligible employees with the maximum benefits provided or to be provided under the provisions of the Code and the regulations promulgated thereunder relating to employee stock purchase plans and/or to bring the Plan and/or rights granted under it into compliance therewith.

     (c) Rights and obligations under any rights granted before amendment of the Plan shall not be altered or impaired by any amendment of the Plan, except with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulations, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

14.  Designation of Beneficiary.

     (a) A participant may file a written designation of a beneficiary who is to receive any shares and cash, if any, from the participant's account under the Plan in the event of such participant's death subsequent to the end of an Offering but prior to delivery to the participant of such shares and cash. In addition, a participant may file a written designation of a beneficiary who is to receive any cash from the participant's account under the Plan in the event of such participant's death during an Offering.

     (b) Such designation of beneficiary may be changed by the participant at any time by written notice in the form prescribed by the Company. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its sole discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15.  Termination or Suspension of the Plan.

     (a) The Board or the Committee in its discretion, may suspend or terminate the Plan at any time. No rights may be granted under the Plan while the Plan is suspended or after it is terminated.

     (b) Rights and obligations under any rights granted while the Plan is in effect shall not be altered or impaired by suspension or termination of the Plan, except as expressly provided in the Plan or with the consent of the person to whom such rights were granted, or except as necessary to comply with any laws or governmental regulation, or except as necessary to ensure that the Plan and/or rights granted under the Plan comply with the requirements of Section 423 of the Code.

16.  Effective Date of Plan.

     The Plan shall become effective upon adoption by the Board (the "Effective Date"), but no rights granted under the Plan shall be exercised unless and until the Plan has been approved by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted by the Board, which date may be prior to the Effective Date.

P                       PROVIDIAN FINANCIAL CORPORATION
                              201 MISSION STREET
                        SAN FRANCISCO, CALIFORNIA 94105
R
             THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

O The undersigned hereby appoints John M. Cranor III, Larry D. Thompson and John L. Weinberg, and each of them, proxies with full power of substitution to vote all shares of Common Stock which the undersigned
X would be entitled to vote at the Annual Meeting of Providian Financial Corporation (the "Company") to be held at 10:00 a.m., Pacific Time, on Wednesday, May 6, 1998, and any adjournments or postponements thereof,
Y upon the matters set forth below and any other business that may properly come before the meeting.

        1. Election of Three Directors. Nominees for directors are James V. Elliott, Lyle Everingham and J. David Grissom.

        2.  Approval of the Adoption of the 1997 Employee Stock Purchase Plan.

        3. Ratification of the Appointment of Ernst & Young LLP as Independent Auditors.


                                                          [SEE REVERSE SIDE
                                                           STAMP APPEARS HERE}

                            [FOLD AND DETACH HERE]


                    [PROVIDIAN FINANCIAL LOGO APPEARS HERE]

                       PROVIDIAN FINANCIAL CORPORATION
                        ANNUAL MEETING OF SHAREHOLDERS

                          DATE:     MAY 6, 1998

                          TIME:     10:00 a.m.

                          PLACE:    MANDARIN ORIENTAL HOTEL
                                    222 SANSOME STREET
                                    SAN FRANCISCO, CALIFORNIA  94104

[X]  Please mark your votes
     as in this example

    IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR ALL PROPOSALS
--------------------------------------------------------------------------------
          The Board of Directors Recommends a Vote FOR All Proposals
--------------------------------------------------------------------------------

            FOR         WITHHELD               FOR    AGAINST    ABSTAIN              FOR     AGAINST    ABSTAIN
1. Election of                            2. Approval of                         3. Ratification of
   Directors                                 the Adoption                           Appointment of
                                             of the 1997                            Independent
                                             Employee Stock                         Auditors
For all, except:                             Purchase Plan

--------------------------

--------------------------------------------------------------------------------

                                            Please sign exactly as name appears
                                            hereon. Joint owners should each
                                            sign. When signing as attorney,
                                            executor, administrator, trustee or
                                            guardian, please give full title as
                                            such.

                                                        ------------------------

                                                        ------------------------
                                                        SIGNATURE(S)      DATE



             [PLEASE DETACH HERE. COMPLETE, SIGN AND RETURN CARD.]





                    [PROVIDIAN FINANCIAL LOGO APPEARS HERE]